Exhibit 99.1

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com
FOR IMMEDIATE RELEASE

Kratos Reports First Quarter 2017 Financial Results

Revenues of $167.8 Million Increase 9.7 Percent
Over First Quarter 2016 Revenues

Affirms Fiscal 2017 Financial Guidance

SAN DIEGO, CA, May 4, 2017 - Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported its first quarter 2017 financial results. For the first quarter ended March 26, 2017, Kratos generated revenues and Adjusted EBITDA of $167.8 million and $10.6 million, respectively. First quarter 2017 revenues increased 9.7 percent over first quarter 2016 revenues of $153.0 million, and 2017 Adjusted EBITDA more than doubled at $10.6 million, up from first quarter 2016 Adjusted EBITDA of $4.6 million. Kratos’ book to bill ratio in the first quarter of 2017 was 0.9 to 1.0, including book to bill ratios of 2.3 to 1.0 in Kratos’ Unmanned Systems Division, and 1.9 to 1.0 in Kratos’ Microwave Electronic Products Division. For the last twelve months ended March 26, 2017, Kratos' book to bill ratio was 1.0 to 1.0. Kratos’ total backlog at the end of the first quarter of 2017 was approximately $878.3 million, including funded and unfunded backlog of approximately $616.2 million and $262.1 million, respectively. Kratos’ bid and proposal pipeline at March 26, 2017 was $5.9 billion.

Kratos’ business units contributing to the first quarter 2017 year-over-year growth included: 15.6 percent growth in Satellite Communications, Cyber Security, Technology and Training Solutions, 9.9 percent growth in Unmanned Systems, and 21.9 percent growth in Public Safety and Security. Recent contract awards in the satellite communications business area, where Kratos provides command, control, communication and RF Interference Mitigation products and solutions, U.S. Marine Corp, U.S. Air Force and other customer training systems, and high performance jet powered unmanned tactical combat and target drone aerial systems were primary organic growth contributors for the first quarter of 2017. Year over year growth in the Company’s Public Safety and Security business was driven primarily by security system and related communication equipment integration under a security system deployment program for a Mass Transportation Authority in a large metropolitan area.

For the first quarter ended March 26, 2017, approximately 57% of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 34% from commercial, state and local government customers, and approximately 9% from international customers.

During the first quarter of 2017, Kratos completed an equity offering generating net proceeds of approximately $81.9 million, after underwriting costs, fees and expenses. Consistent with the Company’s stated use of proceeds raised in the equity offering, cash of approximately $64.0 million was utilized during the first quarter to retire $62.7 million of the Company’s Senior Notes, bringing the total amount outstanding of total debt at March 26, 2017 to $374.3 million. The Company’s cash balance at March 26, 2017 was $73.4 million, yielding a total net debt position at the end of the first quarter of 2017 of $300.9 million. Over the last two fiscal quarters, the Company has retired $77.2 million of the Company’s Senior Notes, reducing the Company’s annual cash interest payments by approximately $5.4 million.

During the first quarter, the Company made investments of approximately $7.2 million, including capital expenditures of $5.2 million primarily related to its Unmanned Systems and Satellite Communications businesses, and approximately $2.0 million in development costs related to the Low Cost Attritable Strike Demonstrator (LCASD) tactical unmanned aircraft where Kratos will retain intellectual property rights. Cash flow from operating activities for the first quarter of 2017 was a use of approximately $8.7 million, reflecting the $2.0 million in LCASD development costs, and net working capital requirements of approximately $6.7 million primarily related to the build of inventory in anticipation of future scheduled product deliveries.

For the quarter ended March 26, 2017, net loss was $10.0 million, adjusted loss per share was $(0.01). Adjusted income per share excludes loss from discontinued operations, non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs, foreign transaction gains and losses, and certain non-recurring items such as acquisition and restructuring related items and other, and loss on extinguishment of debt, and includes cash actually expected to be paid for income taxes on continuing operations, reflecting the benefit of the Company’s net operating loss carryforwards of over $300 million. Kratos believes that reporting adjusted income (loss) per share is a meaningful metric to present the Company’s financial results. GAAP earnings per share was a loss of $(0.13).

Kratos is affirming its previously provided 2017 guidance for revenues of $700 to $720 million, and Adjusted EBITDA of $52 to $54 million, with a similar quarterly revenue and Adjusted EBITDA trajectory as experienced in 2016. Kratos is providing second quarter 2017 revenue guidance of $170 to $176 million and Adjusted EBITDA guidance of $8 million to $12 million.

Eric DeMarco, Kratos’ President and CEO, said, “Kratos’ performance in the first quarter exceeded our expectations, including continued strength and customer demand in our Satellite Communications, Cyber Security, Technology and Training division. This division had a full year and fourth quarter 2016 book to bill ratio of 1.2 to 1.0 that we are now executing on. Kratos’ Satellite Communication business, the largest in our Company, is seeing strength across virtually every capability area, and we are forecasting this strong performance to continue going forward due to increasing bandwidth demands, and threats to U.S. space based assets. We are also seeing strong customer demand in Kratos’ Cyber Security and Training Systems business areas, where we won several large new program awards in 2016 which are just now beginning to ramp up, and where we are hopeful of receiving another very large new contract award later on this year.”

Mr. DeMarco continued, “In Kratos’ Unmanned Systems Division, in the first quarter we received Production Lot 13 from the U.S. Air Force for Kratos’ BQM 167 unmanned aerial target drone aircraft, one of the largest programs in our Company. We also received a contract award from a separate customer for a new jet powered high performance unmanned aerial drone system, where Kratos will initially be providing system engineering, avionics, data links and ground systems. If a 2017 Department of Defense (DoD) budget is approved, we would expect to begin production in the following few months on the U.S. Navy SSAT program for the BQM 177 unmanned aerial target drone system and on a confidential customer program. Once in production, we expect the SSAT Program to become one of the largest in Kratos over the following few years, and these two programs are expected to be key drivers to a doubling in size of Kratos’ unmanned systems business as they achieve full rate production.”

Mr. DeMarco went on, “In the first quarter, we continued to make important progress in our tactical unmanned aerial system (UAS) initiative with advancement to Phase II of the DARPA Gremlins Program as a subcontractor on the Dynetics team. On the Dynetics team, Kratos will design, develop and build prototype Gremlin Tactical UASs, tooling, support equipment, etc. On Kratos’ prime LCASD tactical UAS contract with the Air Force Research Lab (AFRL), we are on budget and on schedule for an estimated second quarter 2018 maiden flight. Kratos’ prime contract with the Defense Innovation Unit Experimental (DIUx) also currently remains on budget and on schedule for a second half 2017 demonstration with several Kratos Mako tactical UASs, previously named UTAP-22, set to fly in a major exercise.

Mr. DeMarco concluded, “In 2016, Kratos returned to growth, and we expect that growth to continue and to accelerate in 2017. In a few select areas, including satellite communications, microwave electronics, high performance UASs and training systems we believe that we are extremely well positioned, having the right products at the right price point to address mission critical National Security priority areas. We have recently recapitalized the Company, significantly reducing our debt and delevering the balance sheet, positioning Kratos to successfully execute on the multiple new contract awards we have recently received, and to fund the expected future growth of the business.”

Management will discuss the Company’s first quarter 2017 financial results and second quarter 2017 guidance in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing (866) 393-0674, and referencing the call by ID number 10348101. The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense’s Innovation Initiative and Third Offset Strategy. Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies’ national security. Kratos is the industry leader in high performance unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and is a provider of high performance unmanned combat aerial systems for force multiplication and amplification. Kratos is also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems. Kratos has primarily an engineering and technically oriented work force of approximately 2,900. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, including the Company’s expectations concerning the trajectory of 2017 revenue and Adjusted EBITDA, the Company’s ability to achieve projected growth in certain of the Company’s business units and the expected timing of such growth, its bid and proposal pipeline, demand for its products and services, including the Company’s ability to successfully compete in the tactical unmanned aerial system area and expected new customer awards, performance of key contracts, including the timing of production and demonstration related to certain of the Company’s contracts and product offerings, the impact of the Company’s restructuring efforts and cost reduction measures, including its ability to improve profitability and cash flow in certain business units as a result of these actions, benefits to be realized from the Company’s net operating loss carryforwards and the availability and timing of government funding for the Company’s UTAP-22 or Mako, timing of LRIP related to the Company’s unmanned aerial target system offerings, as well as the level of recurring revenues expected to be generated by these programs once they achieve full rate production, and market and industry developments. Such statements are only predictions, and the

Company’s actual results may differ materially from the results expressed or implied by these statements. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our Senior Notes and the repurchase of Senior Notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. DoD may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011, as amended); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks associated with our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 25, 2016, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including Adjusted income (loss) per share (computed using income (loss) from continuing operations before income taxes, excluding amortization of intangible assets, stock compensation expense, loss on extinguishment of debt, contract design retrofit costs, acquisition and restructuring related items and other which includes but is not limited to unused office space expense, excess capacity, investments in unmanned combat systems initiatives, and foreign transaction gains and losses, less the estimated tax cash payments) and Adjusted EBITDA (which excludes, among other things, losses and gains from discontinued operations, restructuring and transaction related items, investments in unmanned combat systems initiatives, stock compensation expense, unused office space expense, and foreign transaction gains and losses, and the associated margin rates).  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended
	March 26,	March 27,
	2017	2016

Service revenues	$85.0	$82.6
Product sales	82.8	70.4
Total revenues	167.8	153.0
Cost of service revenues	61.8	60.3
Cost of product sales	60.9	56.8
Total costs	122.7	117.1
Gross profit - service revenues	23.2	22.3
Gross profit - product sales	21.9	13.6

Total gross profit	45.1	35.9

Selling, general and administrative expenses	35.4	34.0
Unused office space, restructuring expenses, and other	0.3	5.5
Research and development expenses	4.4	2.9
Depreciation	0.6	1.0
Amortization of intangible assets	2.7	2.7
Operating income (loss) from continuing operations	1.7	(10.2)
Interest expense, net	(8.2)	(8.7)
Loss on extinguishment of debt	(2.1)	—
Other income, net	0.2	0.3
Loss from continuing operations before income taxes	(8.4)	(18.6)
Provision for income taxes from continuing operations	1.5	3.6
Loss from continuing operations	(9.9)	(22.2)
Loss from discontinued operations, net of income taxes	(0.1)	—
Net loss	$(10.0)	$(22.2)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.13)	$(0.37)
Loss from discontinued operations	—	—
Net loss	$(0.13)	$(0.37)

Basic and diluted weighted average common shares outstanding	77.3	59.6

Adjusted EBITDA (1)	$10.6	$4.6

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, net interest expense, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, foreign transaction gain (loss), acquisition and restructuring related items, contract design retrofit costs, investment in unmanned combat systems, litigation related charges, unused office space expense and costs related to pending customer change orders.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP net income (loss) to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements, including the amortization of issue discounts and deferred financing costs. These amounts may vary from period to period due to changes in cash and debt balances.

Income taxes. The Company's tax expense can fluctuate materially from period to period due to tax adjustments that may not be directly related to underlying operating performance or to the current period of operations and may not necessarily reflect the impact of utilization of our NOLs.

Depreciation. The Company incurs depreciation expense (recorded in cost of revenues and in operating expenses) related to capital assets purchased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Amortization of intangible assets. The Company incurs amortization of intangible expense related to acquisitions it has made. These intangible assets are valued at the time of acquisition and are amortized over the estimated useful lives.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company's shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Foreign transaction (gain) loss. The Company incurs transaction gains and losses related to transactions with foreign customers in currencies other than the U.S. dollar. In addition, certain intercompany transactions can give rise to realized and unrealized foreign currency gains and losses.

Acquisition and restructuring related items. The Company incurs transaction related costs, such as legal and accounting fees and other expenses, related to acquisitions and divestiture activities. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Excess capacity and restructuring costs. The Company incurs excess capacity and excess overhead costs related to certain of its manufacturing businesses within its Unmanned Systems and Modular Systems businesses due primarily to underutilization of manufacturing facilities and support costs resulting from less than optimal volumes and efficiencies. The Company incurs restructuring costs for cost reduction actions which include employee termination costs, facility shut-down related costs and remaining lease commitment costs for excess or exited facilities. Management believes that these costs are not indicative of ongoing operating results as they are either non-recurring and/or not expected when full capacity and volumes are achieved.

Litigation related items. The Company periodically incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, we do not believe it is indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Investment in unmanned combat systems. The Company makes discretionary investments related to its tactical unmanned combat systems initiative with the intention of retaining the intellectual property and data package rights of the technology it is developing. Management believes these rights will result in securing future sole source positions on new platforms which will provide an attractive rate of return. Management believes that these costs are not indicative of ongoing operating results.

Contract design retrofits. The Company makes certain design retrofits primarily related to its development programs in its Unmanned Systems business which are necessary for the final design and configuration of these vehicles. Management believes that these costs are not indicative of ongoing operating results.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended
	March 26,	March 27,
	2017	2016

Net loss	$(10.0)	$(22.2)
Loss from discontinued operations, net of income taxes	0.1	—
Interest expense, net	8.2	8.7
Loss on extinguishment of debt	2.1	—
Provision for income taxes from continuing operations	1.5	3.6
Depreciation (including cost of service revenues and product sales)	2.9	3.4
Stock-based compensation	2.1	1.5
Foreign transaction gain	(0.2)	(0.3)
Amortization of intangible assets	2.7	2.7
Acquisition and restructuring related items and other	1.2	7.2

Adjusted EBITDA	$10.6	$4.6

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:

	Three Months Ended
	March 26,	March 27,
	2017	2016
Acquisition and transaction related items	$0.4	$—
Excess capacity and restructuring costs	0.8	4.9
Litigation related items	—	1.9
Investment in unmanned combat systems	—	0.4

	$1.2	$7.2

Kratos Defense & Security Solutions, Inc.
Unaudited Segment Data
(in millions)

	Three Months Ended
	March 26,	March 27,
	2017	2016
Revenues:
Unmanned Systems	$15.6	$14.2
Kratos Government Solutions	115.4	108.6
Public Safety & Security	36.8	30.2
Total revenues	$167.8	$153.0

Operating income (loss) from continuing operations:
Unmanned Systems	$(5.0)	$(4.2)
Kratos Government Solutions	9.6	(1.8)
Public Safety & Security	(0.2)	(2.7)
Unallocated corporate expense, net	(2.7)	(1.5)
Total operating loss from continuing operations	$1.7	$(10.2)

Note: Unallocated corporate expense, net includes costs for certain stock-based compensation programs (including stock-based compensation costs for stock options, employee stock purchase plan and restricted stock units), the effects of items not considered part of management’s evaluation of segment operating performance, merger and acquisition expenses, corporate costs not allocated to the segments, and other miscellaneous corporate activities.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended
	March 26,	March 27,
	2017	2016
Unmanned Systems	$(2.7)	$(1.4)
% of revenue	(17.3)%	(9.9)%
Kratos Government Solutions	13.4	6.5
% of revenue	11.6%	6.0%
Public Safety & Security	(0.1)	(0.5)
% of revenue	(0.3)%	(1.7)%
Total Adjusted EBITDA	$10.6	$4.6
% of revenue	6.3%	3.0%

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 26,	December 25,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$73.4	$69.1
Restricted cash	0.5	0.5
Accounts receivable, net	227.9	229.4
Inventoried costs	64.8	55.4
Prepaid expenses	8.9	8.9
Other current assets	11.8	9.8
Total current assets	387.3	373.1
Property, plant and equipment, net	50.8	49.8
Goodwill	485.4	485.4
Intangible assets, net	29.9	32.6
Other assets	8.2	7.7
Total assets	$961.6	$948.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51.8	$52.7
Accrued expenses	49.8	50.0
Accrued compensation	35.2	39.1
Accrued interest	9.6	3.6
Billings in excess of costs and earnings on uncompleted contracts	41.8	41.8
Other current liabilities	6.4	7.7
Other current liabilities of discontinued operations	1.4	1.6
Total current liabilities	196.0	196.5
Long-term debt principal, net of current portion	369.3	431.0
Other long-term liabilities	41.2	41.0
Other long-term liabilities of discontinued operations	3.7	3.7
Total liabilities	610.2	672.2
Commitments and contingencies
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	1,041.0	956.2
Accumulated other comprehensive loss	(1.6)	(1.7)
Accumulated deficit	(688.0)	(678.1)
Total stockholders’ equity	351.4	276.4
Total liabilities and stockholders’ equity	$961.6	$948.6

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	March 26,	March 27,
	2017	2016
Operating activities:
Net loss	$(10.0)	$(22.2)
Less: loss from discontinued operations	(0.1)	—
Loss from continuing operations	(9.9)	(22.2)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	5.6	6.1
Deferred income taxes	0.8	1.2
Stock-based compensation	2.1	1.5
Litigation related charges	—	1.7
Amortization of deferred financing costs	0.4	0.4
Amortization of discount on Senior Secured Notes	0.2	0.2
Loss on extinguishment of debt	2.1	—
Provision for non-cash restructuring costs	—	3.0
Provision for doubtful accounts	—	0.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	1.5	(4.0)
Inventoried costs	(10.1)	(1.6)
Advance payments received on contracts	0.7	1.5
Prepaid expenses and other assets	(3.8)	0.1
Accounts payable	0.4	(8.8)
Accrued compensation	(4.0)	(4.2)
Accrued expenses	(0.3)	(3.1)
Accrued interest	6.0	7.9
Billings in excess of costs and earnings on uncompleted contracts	—	6.7
Income tax receivable and payable	0.5	0.4
Other liabilities	(0.9)	1.4
Net cash used in operating activities from continuing operations	(8.7)	(11.5)
Investing activities:
Capital expenditures	(5.2)	(2.1)
Net cash used in investing activities from continuing operations	(5.2)	(2.1)
Financing activities:
Payment of long-term debt	(64.0)
Proceeds from the issuance of common stock	81.9
Repayment of debt	(0.3)	(0.3)
Proceeds from exercise of restricted stock units, employee stock options, and employee stock purchase plan	0.8	1.2
Net cash provided by financing activities from continuing operations	18.4	0.9
Net cash flows from continuing operations	4.5	(12.7)
Net operating and investing cash flows of discontinued operations	(0.2)	4.3
Effect of exchange rate changes on cash and cash equivalents	—	—
Net increase (decrease) in cash and cash equivalents	4.3	(8.4)
Cash and cash equivalents at beginning of period	69.1	28.5
Cash and cash equivalents at end of period	$73.4	$20.1

Kratos Defense & Security Solutions, Inc.
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

Adjusted income (loss) from continuing operations and adjusted earnings per share (Adjusted EPS) are non-GAAP measure for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying continuing operations results and trends and allows for comparability with our peer company index and industry. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company's business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income (loss) from continuing operations before amortization of intangible assets, stock-based compensation, foreign transaction gain/loss, contract design retrofit costs and acquisition and restructuring related items and other. The Company uses the estimated cash tax provision in computing adjusted earnings per share to reflect the benefit from the utilization of the Company's net operating losses. Adjusted EPS expresses adjusted income (loss) from continuing operations on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended
	March 26,	March 27,
	2017	2016
Loss from continuing operations before taxes	$(8.4)	$(18.6)
Add: Amortization of intangible assets	2.7	2.7
Add: Stock-based compensation	2.1	1.5
Add: Loss on extinguishment of debt	2.1	—
Add: Foreign transaction gain	(0.2)	(0.3)
Add: Acquisition and restructuring related items and other	1.2	7.2
Adjusted loss from continuing operations before income taxes	(0.5)	(7.5)

Estimated cash tax provision	0.6	0.4
Adjusted loss from continuing operations	$(1.1)	$(7.9)

Diluted income per common share:
Adjusted loss from continuing operations	$(0.01)	$(0.13)

Weighted average common shares outstanding
Diluted	$77.3	$59.6
-end-